Exhibit 10.5

Elogio Asia Pacific Sdn Bhd (824993-U) CT-09-09, Level 9, Corporate Tower Subang Square, Jalan SS15/4G 47500 Subang Jaya, Selangor, Malaysia Tel : (603) 5636 1035

Rejuran Sales Agreement

Date of Agreement:   14th March 2024

Parties involved in this Agreement:

1.	Elogio Asia Pacific Sdn. Bhd (Elogio)	2.	Bella Clinic (Client)
	CT-09-09 Subang Square		No 16, Jalan Radin Bagus, Sri Petaling
	Corporate Tower		Bandar Baru 57000 Kuala Lumpur.
Jalan SSl5/4G,
47500 Subang Jaya, Selangor

	Contact Person:		Contact Person: Dr Cassandra / Ms Alice

Terms and Conditions

1.	Price and Product

This refers to the agreement of Rejuran products.

The Company agrees to sell and the Clinic agrees to purchase the below packages. This contract takes effect between 14th March 2024 and 13th Dec 2024. The rebate & reward (Benefits & Bonus) shall be claimed by the customer at the end of this agreement (after purchasing of 240 bxs of Rejuran)

Rejuran Package
Contract for I Bella
	Boxes To Order	Benefits
March ’24	24
April ’24	24	To achieve 240 boxes of Rejuran healer 2ml x2 unit per box
May ’24	24
June ’24	24

●    Free 130 boxes (12 boxes will be deliver during every order from March-Nov 2024, balance of 22 boxes will be deliver during last order in Dec 2024).

●     Rejuran Gala x 5 seats.

●     1 x Korea Symposium flight and accommodation sponsorship

●     2 x Local conference
(1 x ADAMS and 1 x AMSC or PDM)

●     Product Sponsorship
(1 x Rejuran Healer (Must Submit Rejuran Boleh Campaign Video)
(1 x Rejuran Eye – Patient or Doctor to share why Rejuran Eye is always the choice of Skin Booster for Periorbital)

July ’24	24
Aug ’24	24
Sep ’24	24
Oct ’24	24
Nov ’24	24
Dec ’24	24
Total	240

“Therapeutic Medical Aesthetics Concept Provider”

Elogio Asia Pacific Sdn Bhd (824993-U) CT-09-09, Level 9, Corporate Tower Subang Square, Jalan SS15/4G 47500 Subang Jayo, Selangor, Malaysia Tel: (603) 5636 1035

2.	Agreement Period

The Agreement Period of this agreement is ten (10) months unless specified otherwise. The Agreement date shall commence on the date that this agreement issigned by both parties. Delivery shall be done on first week of the month (first day of the month) or on a date of the month mutually agreed upon.

3.	Delivery of Products

The Company shall deliver the products to the clinic at No 16, Jalan Radin Bagus, Sri Petaling Bandar Baru 57000 Kuala Lumpur.) for the whole Agreement Period, unless a different delivery address is mutually agreed upon. The Company reserves the right to suspend the delivery should there be outstanding payments. Delivery will only resume after settlement of the outstanding payment.

4.	Payment Terms

Purchase order with 30 davs payment terms started from the invoice date.

It is important to note that this offer is exclusive to I BELLA SON BHD and may not be transferred, assigned. or extended to any other entity without explicit consent.

Please review the contract thoroughly and let us know if you have any questions or require further clarification. We are committed to fostering a mutually beneficial partnership and look forward to the opportunity to work together.

Agreed & Accepted By

Company :	Elogio Asia Pacific sdn. bhd	Company :

Signature :	/s/ Choong Li Kuan	Signature :	/s/ Alice Lu
Name :	Choong Li Kuan	Name :	Alice Lu
Designation :	Team Lead	Designation :

Stamp :	Stamp :

“Therapeutic Medical Aesthetics Concept Provider”